Exhibit 10.30

CIT Executive Severance Plan

As Amended and Restated Effective as of January 1, 2008

     Section 1. Establishment, Objectives, and Duration

            1.1. Establishment of the Plan. CIT established the Plan effective January 1, 1999. On March 7, 2006, the Compensation Committee of the Board adopted a definition of “change in control” to be applied uniformly in all CIT benefit plans, including the Plan. The Plan, as amended and restated herein, is effective as of the Effective Date.

            1.2. Objective of the Plan. The objective of the Plan is to enhance the long-term financial security of selected executives of the Company through the provision of severance benefits, including enhanced benefits following a Change in Control. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success.

            1.3. Duration of the Plan. The Plan shall remain in effect until such time as the Committee amends or terminates the Plan pursuant to Section 7 hereof.

     Section 2. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

            2.1. “409A Affiliate” means any corporation that is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) that includes CIT and any trade or business (whether or not incorporated) that is under common control with CIT (within the meaning of Section 414(c) of the Code); provided, however, that in applying Section 1563(a)(1), (2), and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) of the Code, and in applying Section 1.414(c) -2 of the Treasury Regulations, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1.414(c) -2 of the Treasury Regulations.

            2.2. “Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, CIT.

            2.3. “Annual Base Salary” means a Participant’s annual base salary from the Company, including any compensation reduction contributions made with respect to the Participant under the CIT Group Inc. Deferred Compensation Plan, the CIT Group Inc. Savings Incentive Plan and any Code Section 125 plan maintained by the Company, but excluding all bonuses, incentive compensation, expense reimbursements and severance pay.

            2.4. “Annual Bonus” means the payment paid to a Participant pursuant to the CIT Group Inc. Corporate Bonus Plan or an applicable sales incentive plan with respect to a calendar year period.

            2.5. “Average Annual Bonus” means the average of the two largest bonuses received by a Participant with respect to the three Annual Bonuses immediately preceding the Participant’s Separation from Service, which average shall be determined by including a zero in the average calculation with respect to any calendar year for which the Participant was eligible for an Annual Bonus but was not paid an Annual Bonus; provided, however, that such average amount shall not exceed the Participant’s Base Compensation.

            2.6. “Base Compensation” means a Participant’s Annual Base Salary at the rate in effect immediately before the Participant’s Separation from Service (or, if applicable under Section 2.28(b)(ii), immediately before such rate was reduced).

            2.7. “Beneficial Owner” and “Beneficially Owns” shall have the respective meanings ascribed thereto or used in Section 13d-3 under the Exchange Act.

            2.8. “Board” means the Board of Directors of CIT.

            2.9. “Cause” means a determination by the Committee that a Participant has:

            (a) unreasonably neglected or refused to perform any executive duty that has been assigned to such Participant;

            (b) been convicted of, or pleaded guilty or nolo contendere to, any crime that constitutes a felony under federal or applicable state or local law;

            (c) knowingly engaged in any activity that is directly or indirectly in competition with the Company; or

            (d) willfully violated any Company policy that covers standards of corporate conduct.

            2.10. “Change in Control” means:

            (a) any Person becomes the Beneficial Owner, directly or indirectly, of securities of CIT representing thirty-five percent (35%) or more of the combined voting power of CIT’s then outstanding securities; or

            (b) the following individuals cease for any reason to constitute a majority of the number of directors of the Board then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of CIT) whose appointment or election by the Board or nomination for election by CIT’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

            (c) there is consummated a merger or consolidation of CIT or any Subsidiary with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of CIT outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of CIT or any Subsidiary of CIT, more than fifty percent (50%) of the combined voting power of the securities of CIT or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of CIT (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CIT representing thirty-five percent (35%) or more of the combined voting power of CIT’s then outstanding securities; or

            (d) the stockholders of CIT approve a plan of complete liquidation or dissolution of CIT or there is consummated an agreement for the sale or disposition by CIT of all or substantially all of CIT’s assets, other than a sale or disposition by CIT of all or substantially all of CIT’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of CIT in substantially the same proportions as their ownership of CIT immediately prior to such sale

            2.11. “CIT” means CIT Group Inc., a Delaware corporation, and any successor thereto.

            2.12. “Claims Reviewer” means the Senior Vice President of Compensation and Benefits of CIT or such individual’s delegate; provided, however, that neither the Committee nor any member thereof shall serve as the Claims Reviewer.

            2.13. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

            2.14. “Committee” means the Employee Benefit Plans Committee of CIT, as it is constituted from time to time, or any successor committee.

            2.15. “Company” means CIT and all 409A Affiliates of CIT.

            2.16. “Company New Executive Retirement Plan” means the New Executive Retirement Plan of CIT Group Inc. and any successor plan thereto.

            2.17. “Company Retirement Plan” means the CIT Group Inc. Retirement Plan, as amended and restated effective January 1, 2007, and any successor thereto.

            2.18. “Company Supplemental Retirement Plan” means the CIT Group Inc. Supplemental Retirement Plan and any successor plan thereto.

            2.19. “Comparable Employment” means employment with a Purchaser that, if accepted, would provide the Participant with substantially equivalent Annual Base Salary and a substantially equivalent Annual Bonus opportunity.

            2.20. “Director” means any individual who is a member of the Board.

            2.21. “Disability” means a physical or mental impairment sufficient to constitute a “disability” (or similar term) under the Company’s Long-Term Disability Plan; provided, however, that if the Company ceases to sponsor a Long-Term Disability Plan, “Disability” shall have the same meaning as defined in the Company’s Long-Term Disability Plan last in effect prior to the first date a Participant suffers from such physical or mental impairment.

            2.22. “Effective Date” means January 1, 2008.

            2.23. “Eligible Termination” means a Separation from Service (i) by the Company for any reason other than death, Disability or Cause; or (ii) by the Participant for Good Reason.

            2.24. “Employee” means any individual who is an employee of the Company.

            2.25. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            2.26. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

            2.27. “General Release” shall have the meaning ascribed to such term in Section 5.5 hereof.

            2.28. “Good Reason” means that:

            (a) In all situations, whether or not there has been a Change in Control, a Participant has been assigned duties and responsibilities not commensurate with the Participant’s status as a senior executive of the Company in any material respect.

            (b) Upon or following a Change in Control, in addition to the circumstance described in Section 2.28(a), in the event of a Change in Control, “Good Reason” shall include the following circumstances:

                       (i) a Participant has been required by the Company or any successor thereto, without the Participant’s consent, to relocate or perform a significant portion of his or her duties at a location that is outside a fifty mile radius from his or her present principal place of employment and not closer to the Participant’s then current principal residence; or

                       (ii) a material reduction in a Participant’s rate of Annual Base Salary or Annual Bonus opportunity; or

                       (iii) any successor to the Company has failed expressly to assume the obligations of the Company under the Plan.

            2.29. “Ineligible Termination” means a Separation from Service (i) by the Company for Disability, (ii) by the Company for Cause; (iii) by the Participant for any reason other than Good Reason; or (iv) by reason of the Participant’s death.

            2.30. “Initial Severance Amount” shall have the meaning ascribed to such term in Section 5.2(a)(i) or 5.2(b)(i) hereof, as applicable.

            2.31. “Parent” means a corporation which owns or Beneficially Owns a majority of the outstanding voting stock or voting power of CIT.

            2.32. “Participant” means an Employee selected to participate in the Plan pursuant to Article 4 hereof.

            2.33. “Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (a) CIT or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of CIT or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the stockholders of CIT in substantially the same proportions as their ownership of stock of CIT, or (e) a person or group as used in Rule 13d-1(b) under the Exchange Act.

            2.34. “Plan” means this CIT Executive Severance Plan.

            2.35. “Purchaser” shall have the meaning ascribed to such term in Section 5.1(c) hereof.

            2.36. “Second Severance Amount” shall have the meaning ascribed to such term in Section 5.2(a)(ii) or 5.2(b)(ii) hereof, as applicable.

            2.37. “Separates from Service” or “Separation from Service” means a “separation from service” with the Company for purposes of Section 409A of the Code, determined using the default provisions set forth in Treasury Regulation Section 1.409A -1(h) or the successor regulation thereto.

            2.38. “Severance Benefits” means the benefits payable to a Participant under Section 5.2.

            2.39. “Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined under the Company’s established methodology for determining specified employees.

            2.40. “Subsidiary” means (a) a corporation or other entity with respect to which CIT, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (b) any other corporation or other entity in which CIT, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

     Section 3. Administration

            3.1. The Administrator. The Plan shall be administered by the Committee.

            3.2. Authority of the Administrator. Except as limited by law and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to: (a) determine a Participant’s eligibility for Severance Benefits and the amount of such Severance Benefits; (b) construe and interpret the Plan, determine all questions arising in connection with the Plan, and to resolve ambiguities, inconsistencies and omissions in the text of the Plan; (c) adopt, implement, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (d) subject to the provisions of Section 7, amend the terms and conditions of the Plan; (e) make all factual or other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan; and (f) employ and rely on legal counsel, actuaries, accountants and other agents as may be deemed advisable to assist in the administration of the Plan. As permitted by law, the Committee may delegate to any individual or committee its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan. If any member of the Committee is a Participant, such member shall not resolve, or participate in the resolution of, any matter relating specifically to such member’s eligibility to participate in the Plan or the calculation or determination of such member’s Severance Benefits under the Plan.

            3.3. Decisions Binding. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding for all purposes and upon all Persons, including without limitation CIT, CIT’s shareholders, Directors, Employees, Participants, and Participants’ estates and beneficiaries.

     Section 4. Eligibility and Participation

            4.1. Eligibility. All executive Employees of the Company who do not have a written employment contract with the Company that provides for severance benefits, including executive Employees who are also Directors, are eligible to participate in this Plan.

            4.2. Actual Participation. The Chief Executive Officer of CIT, in his or her sole discretion may, from time to time, select one or more eligible Employees to be Participants. CIT shall promptly notify an eligible Employee of his or her selection as a Participant.

            4.3. Termination of Participation. A Participant shall cease to be a Participant upon the earliest to occur of:

            (a) the Participant’s receipt of all Severance Benefits to which he or she is entitled under the Plan;

            (b) the Participant’s Ineligible Termination;

            (c) the effective date of a written agreement that provides for severance benefits between the Participant and the Company; or

            (d) subject to Section 7, termination of the Plan.

     Section 5. Severance Benefits

            5.1. Eligibility for Severance Benefits.

            (a) If a Participant Separates from Service with the Company in an Eligible Termination, the Participant shall receive Severance Benefits in the amount determined under Section 5.2.

            (b) If a Participant Separates from Service with the Company in an Ineligible Termination, the Participant shall not be entitled to receive Severance Benefits.

            (c) Notwithstanding anything herein to the contrary, a Participant’s Separation from Service shall constitute an Ineligible Termination rather than an Eligible Termination if the Participant, prior to his or her Separation from Service, (i) is employed by or otherwise provides services for compensation to a 409A Affiliate or a division or business unit of the Company that is sold in whole or in part to an entity that is not a 409A Affiliate of CIT or otherwise affiliated with CIT (such as a joint venture of which CIT or a 409A Affiliate is a member, owner or partner) (the “Purchaser”), whether by sale of stock or assets, and (ii) is offered Comparable Employment with such Purchaser, whether or not the Participant actually accepts such Comparable Employment with the Purchaser.

            (d) Participants who are offered and accept a position with a Purchaser shall be deemed to have separated in an Ineligible Termination, even if such position does not constitute Comparable Employment. Upon initial employment with a Purchaser, whether or not in Comparable Employment, all rights of the Participant under this Plan shall terminate, and no Severance Benefits shall be payable hereunder.

            5.2. Amount of Severance Benefits.

            (a) If the date of a Participant’s Eligible Termination is (x) before the occurrence of a Change in Control or (y) more than two years after the occurrence of such a Change in Control, the Company shall provide to such Participant the following Severance Benefits:

                  (i) An Initial Severance Amount equal to the sum of (A) two times the Participant’s Base Compensation, plus (B) a pro rata Average Annual

Bonus for the year of such Eligible Termination, prorated based on the number of months (rounded to the next whole month) that the Participant was actively employed during the calendar year in which such termination occurred; provided, however, that such cash payment shall in no event exceed two times the lesser of (x) the sum of the Participant’s Annual Base Salary for the calendar year preceding the calendar year in which the Eligible Termination occurs, or (y) the applicable limit under Section 401(a)(17) of the Code in effect for the year in which the Eligible Termination occurs;

                  (ii) A Second Severance Amount, if any, equal to (A) the sum of (x) two times the Participant’s Base Compensation, plus (y) a pro rata Average Annual Bonus for the year of such Eligible Termination, prorated based on the number of months (rounded to the next whole month) that the Participant was actively employed during the calendar year in which such termination occurred, minus (B) the Initial Severance Amount described in Section 5.2(a)(i);

                  (iii) outplacement services for a period of months following the Participant’s date of Eligible Termination to be determined by the Committee; provided, however, that in no event shall outplacement services be provided to any Participant beyond the last day of the second calendar year following the calendar year in which the Eligible Termination occurs;

                  (iv) credit for two additional years of benefit service and two additional years of age under the Company Retirement Plan and the Company New Executive Retirement Plan (if the Participant is covered by the Company New Executive Retirement Plan) determined in accordance with the terms of such plans; and

                  (v) the option to elect continued coverage under the applicable group medical and dental benefit plans made available by the Company to eligible active employees of the Company, subject to the same periodic contribution requirements applicable to active employees, until the earlier of the second anniversary of such Eligible Termination or the date on which the Participant begins receiving comparable coverage from another entity; provided, however, that to the extent reimbursements of medical and dental care expenses constitute deferred compensation subject to Section 409A of the Code, the Company shall reimburse medical and dental care expenses no later than the last day of the calendar year next following the calendar year in which such expenses were incurred.

            (b) If the date of a Participant’s Eligible Termination occurs upon or within two years after the occurrence of a Change in Control, then in lieu of the Severance Benefits described in Section 5.2(a), the Company shall provide to such Participant the following Severance Benefits:

                  (i) An Initial Severance Amount equal to the sum of (A) two times the Participant’s Base Compensation, plus (B) a pro rata Average Annual Bonus for the year of such Eligible Termination, prorated based on the number of months (rounded to the next whole month) that the Participant was actively employed during the calendar year in which such termination occurred, plus (C) two times the Participant’s Average Annual Bonus; provided, however, that such cash payment shall in no event exceed two times the lesser of (x) the sum of the Participant’s Annual Base Salary for the

calendar year preceding the calendar year in which the Eligible Termination occurs, or (y) the applicable limit under Section 401(a)(17) of the Code in effect for the year in which the Eligible Termination occurs;

                  (ii) A Second Severance Amount, if any, equal to (A) the sum of (x) two times the Participant’s Base Compensation, plus (y) a pro rata Average Annual Bonus for the year of such Eligible Termination, prorated based on the number of months (rounded to the next whole month) that the Participant was actively employed during the calendar year in which such termination occurred, plus (z) two times the Participant’s Average Annual Bonus, minus (B) the Initial Severance Amount described in Section 5.2(b)(i);

                  (iii) outplacement services for a period of months following the Participant’s date of Eligible Termination to be determined by the Committee; provided, however, that in no event shall outplacement services be provided to any Participant beyond the last day of the second calendar year following the calendar year in which the Eligible Termination occurs;

                  (iv) credit for two additional years of benefit service and two additional years of age under the Company Retirement Plan and the Company New Executive Retirement Plan (if the Participant is covered by the Company New Executive Retirement Plan) determined in accordance with the terms of such plans; and

                  (v) the option to elect continued coverage under the applicable group medical and dental benefit plans made available by the Company to eligible active employees of the Company, subject to the same periodic contribution requirements applicable to active employees, until the earlier of the second anniversary of such Eligible Termination or the date on which the Participant begins receiving comparable coverage from another entity; provided, however, that to the extent reimbursements of medical and dental care expenses constitute deferred compensation subject to Section 409A of the Code, the Company shall reimburse medical and dental care expenses no later than the last day of the calendar year next following the calendar year in which such expenses were incurred.

            (c) Notwithstanding anything to the contrary, a Participant hereunder shall be ineligible to participate in or receive benefits under any other severance or termination plan, program or arrangement of the Company. The amount of a Participant’s Severance Benefits hereunder shall not be reduced by the amount or value of any compensation or benefits payable to the Participant with respect to services performed after an Eligible Termination, and the Participant shall be under no obligation to seek subsequent employment or to mitigate the damages resulting from such Eligible Termination.

            5.3. Time and Form of Payment.

            (a) The Initial Severance Amount shall be paid in the form of 12 monthly installments commencing on the first payroll pay date in the calendar month next following the Participant’s Eligible Termination and continuing on the first payroll pay date in each month thereafter until all 12 monthly installments have been paid; provided, however, that if the General Release executed by the Participant pursuant to Section 5.5 hereof has not become irrevocable at the time a monthly installment payment is otherwise due (for example, as a result of the applicable revocation period not having expired), payment of such installment will be delayed until such General Release becomes irrevocable. The Company will pay any monthly installments that were due prior to the effective date of the release in a lump sum on the date scheduled for payment of the next monthly installment.

            (b) The Second Severance Amount shall be paid in the form of a lump sum on the payroll pay date coincident with or next following the first anniversary of the Participant’s Eligible Termination.

            (c) The additional retirement benefits payable as a result of the additional age and benefit service credited under the Company Retirement Plan, as described in Section 5.2(a)(iv) and Section 5.2(b)(iv), shall be paid at such time and in such form as the Participant’s benefits are paid under the Company Supplemental Retirement Plan. The additional retirement benefits payable as a result of the additional age and benefit service credited under the Company New Executive Retirement Plan, as described in Section 5.2(a)(iv) and Section 5.2(b)(iv), shall be paid at such time and in such form as the Participant’s benefits are paid under the Company New Executive Retirement Plan.

            (d) Payment of the Initial Severance Amount is intended to constitute a payment separate from the Second Severance Amount that is made pursuant to an involuntary separation pay plan, as described in Section 1.409A -1(b)(9)(iii) of the Treasury Regulations.

            5.4. Section 409A Compliance. If, at the time of a Participant’s Eligible Termination with the Company, the Participant is a Specified Employee, then any Severance Benefits payable to the Participant prior to the 6-month anniversary of the Participant’s date of Eligible Termination, which constitute deferred compensation subject to Section 409A of the Code, shall be delayed and not paid to the Participant until the first business day following the 6-month anniversary of the Participant’s date of Eligible Termination, at which time such delayed amounts will be paid to the Participant in a cash lump sum.

            5.5. Agreement and General Release. Notwithstanding any provision of this Plan to the contrary, the obligation of the Company to pay any Severance Benefits to a Participant is expressly conditioned upon the Participant’s timely execution of an agreement to be bound by a General Release of any and all claims arising out of or relating to the Participant’s employment and Separation from Service and agreement by the Participant to the terms and conditions of Section 9 below that becomes irrevocable not later than the last day of the fourth calendar month following the calendar month in which occurs the Participant’s Eligible Termination. The Company shall have no obligation to pay any Severance Benefits to a Participant who fails to execute a General Release that becomes irrevocable after the last day of the fourth calendar month following the calendar month in which the Participant’s Eligible Termination occurs. Such General Release shall be made in a form satisfactory to the Company and shall be for the benefit of the Company, its respective affiliates, and their respective officers, directors, employees, agents, successors and assigns.

            5.6. Date of Termination. A Separation from Service by the Company for Cause shall be effective no sooner than the date upon which a written notice specifying the basis for Cause is delivered to the Participant, and a Separation from Service by the Participant for Good Reason shall be effective no sooner than the date upon which a written notice specifying the basis for Good Reason is delivered to the Company and the Committee.

            5.7. Nontransferability of Severance Benefits. No right to Severance Benefits may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     Section 6. Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit shall be determined under the Company’s Group Life Insurance Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Company’s Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from taking, the Participant’s beneficiary shall be the Participant’s estate.

     Section 7. Amendment and Termination.

            7.1. Amendment and Termination Prior to a Change in Control. Prior to the occurrence of a Change in Control, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way the Severance Benefits of any Participant who has an Eligible Termination prior to such action; provided, further, that no such alteration, amendment, suspension or termination of the Plan shall be taken during the period of time when the Committee has knowledge that any Person has taken steps reasonably calculated to effect a Change in Control of the Company (a “Possible Change in Control”) until in the opinion of the Committee, such Possible Change in Control is no longer a reasonable possibility.

            7.2. Subsequent Amendment and Termination. Upon and after the occurrence of a Change in Control, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no alteration, amendment, suspension or termination of the Plan shall be made within two years following the effective date of a Change in Control.

            7.3. Section 409A Compliance. If any provision of the Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on a Participant, beneficiary or any other person of additional taxes, penalties and interest under Section 409A of the Code, the Committee may modify the terms of the Plan, without the consent of any Participant or beneficiary, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to comply with Section 409A of the Code; provided, however, that any such reformation shall, to the maximum extent the Committee reasonably and in good faith determines to be possible, retain the economic and tax benefits to the affected Participant hereunder while not materially increasing the cost to the Company of providing such benefits to the Participant.

     Section 8. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     Section 9. Prohibited Activity. In consideration of his receipt of benefits under this Plan, the Participant shall not at any time after his or her Separation from Service, without the prior written consent of the Committee, directly or indirectly, (i) engage or be interested in (as a shareholder, partner, joint venturer, employee, consultant, lender, advisor, and/or agent), with or without compensation, any business anywhere in the United States that is in competition with any line of business actively being conducted by the Company at the time of the Participant’s termination; (ii) solicit, recruit or hire any person who is then (or who was during the immediately preceding six months) an employee of the Company, or solicit or encourage any employee of the Company to leave the employment of the Company; or (iii) disparage or publicly criticize the Company. Such restrictions shall apply during the period ending on the first anniversary of a Participant’s Eligible Termination for purposes of clauses (i) and (iii), and during the period ending on the second anniversary of a Participant’s Eligible Termination for purposes of clause (ii). Nothing herein, however, will prohibit a Participant from acquiring or holding not more than one percent (1%) of any class of publicly traded securities of any such business; provided that such securities entitle Employee to no more than one percent (1%) of the total outstanding votes entitled to be cast by security holders of such business in matters on which such security holders are entitled to vote.

     In addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining a Participant from an actual or threatened breach of the above covenants. In addition, and without limiting the Company’s other remedies, in the event of any breach by a Participant of such covenants, the Company will have no obligation to pay any of the amounts that continue to remain payable to the Participant after the date of such breach of the above covenants.

     Section 10. Successors. All obligations of CIT and the Company under the Plan with respect to Severance Benefits shall be binding on any successor to CIT and the Company as the case may be, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, merger, consolidation, or otherwise.

     Section 11. Claims Procedure.

            11.1. Adoption. The Committee shall adopt and implement such rules and procedures as it may deem appropriate for the submission of claims for Severance Benefits under the Plan and shall communicate such rules and procedures as in effect from time to time to Participants.

            11.2. Claims Procedure.

            (a) All claims for benefits under the Plan shall be submitted in writing to the Claims Reviewer who shall review and consider the merits of the claim. Written notice of the Claims Reviewer’s decision regarding the application for benefits shall be furnished to the claimant or his or her authorized representative (“Claimant”) within ninety days after receipt of the claim; provided, however, that, if special circumstances require an extension of time for processing the claim, an additional ninety days from the end of the initial period shall be allowed for processing the claim, in which event the Claimant shall be furnished with a written notice of the extension prior to the termination of the initial ninety-day period indicating the special circumstances requiring an extension and the date by which it is anticipated that a decision will be made. Any written notice denying a claim shall set forth the specific reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based; a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and a description of the review procedures set forth in this Section 11 and the time limits applicable to such procedures, including a statement that the Claimant may bring a civil action under Section 502(c) of ERISA if the claim is denied on appeal.

            (b) A Claimant may review all relevant documents and may request a review by the Committee of a decision denying the claim. Such a request shall be made in writing and filed with the Committee within sixty days after delivery to the Claimant of written notice of the decision of the Claims Reviewer. Such written request for review shall contain all additional information that the Claimant wishes the Committee to consider. The Committee may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Committee’s receipt of the request for review. Written notice of the decision on review shall be furnished to the Claimant within sixty days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional sixty days shall be allowed for review. If such an extension of time for processing is required because of special circumstances, written notice of the extension shall be furnished prior to the commencement of the extension describing the reasons an extension is needed and the date when it is anticipated that the determination will be made. Written notice of the decision on review shall include specific reasons for the decision, including the relevant information described in Section 11.2(a) with respect to the initial denial; a statement that the Claimant may review, upon request, copies of all documents relevant to the Claimant’s claim; and a statement that the Claimant is entitled to receive without charge reasonable access to any document (1) relied on in making the determination, (2) submitted, considered or generated in the course of making the benefit determination, (3) that demonstrates compliance with the administrative processes and safeguards required in making the determination, or (4) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment without regard to whether the statement was relied on.

            11.3. Claims Procedures Applicable to Certain Disability Claims.

            (a) This Section 11.3 shall only apply to claims based upon a determination that a Claimant is Disabled, which determination is made (i) with respect to a Claimant who is not a participant in the Company’s Long-Term Disability Plan, or (ii) after the Company ceases to sponsor a Long-Term Disability Plan.

            (b) All claims for benefits under the Plan that are related to a determination of Disability shall be submitted in writing to the Claims Reviewer who shall review and consider the merits of the claim. Written notice of the Claims Reviewer’s decision regarding the application for benefits shall be furnished to the Claimant within forty-five days after receipt of the claim; provided, however, that, if special circumstances require an extension of time for processing the claim, an additional thirty days from the end of the initial period shall be allowed for processing the claim, in which event the Claimant shall be furnished with a written notice of the extension prior to the termination of the initial forty five-day period indicating the special circumstances requiring an extension and the date by which it is anticipated that a decision will be made; provided further that, if special circumstances require a second extension of time for processing the claim, an additional thirty days from the end of the first extension period shall be allowed for processing the claim, in which event the Claimant shall be furnished with a written notice of extension prior to the termination of the first extension period indicating the special circumstances requiring a second extension and the date by which it is anticipated that a decision will be made.

            If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the claim, the written notice of extension shall specifically describe the required information, and the Claimant shall be given at least forty-five days from receipt of the notice of extension within which to provide the specified information.

            Any written notice denying a claim shall set forth the specific reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based; a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; a description of the review procedures set forth in this Section 11.3 and the time limits applicable to such procedures, including a statement that the Claimant may bring a civil action under Section 502(c) of ERISA if the claim is denied on appeal; and a copy of any internal rule, guideline, protocol, or other similar criterion to the extent relied upon by the Claims Reviewer in making its decision.

            (c) A Claimant may review all relevant documents and may request a review by the Committee of a decision denying the claim. Such a request shall be made in writing and filed with the Committee within one hundred eighty days after delivery to the Claimant of written notice of the decision of the Claims Reviewer. Such written request for review shall contain all additional information that the Claimant wishes the Committee to consider. The Committee may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Committee’s receipt of the request for review. If the claim denial is appealed on the basis of medical judgment, the Committee shall identify the health care professional who made such judgment, and shall consult with an independent health care professional who is qualified in the areas of dispute and who shall not have been involved in the initial claim denial. Written notice of the Committee’s decision on review shall be furnished to the Claimant within forty-five days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional forty-five days shall be allowed for review. If such an extension of time for processing is required because of special circumstances, written notice of the extension shall be furnished prior to the commencement of the extension describing the reasons an extension is needed and the date when it is anticipated that the determination will be made. Written notice of the decision on review shall include specific reasons for the decision, including the relevant information described in Section 11.3(b) with respect to the initial denial; a statement that the Claimant may review, upon request, copies of all documents relevant to the Claimant’s claim; a statement that the Claimant is entitled to receive without charge reasonable access to any document (1) relied on in making the determination, (2) submitted, considered or generated in the course of making the benefit determination, (3) that demonstrates compliance with the administrative processes and safeguards required in making the determination, or (4) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment without regard to whether the statement was relied on; a statement describing the Plan’s optional appeals procedures, including the provision for optional arbitration under Section 11.5, and the Claimant’s right to receive information about the procedures as well as the Claimant’s right to bring a civil action under Section 502(a) of ERISA; and the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

            11.4. Judicial Review. A claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action, including, without limitation, a civil action under Section 502(a) of ERISA, within one year of the date the final decision on the adverse benefit determination on review is issued or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Committee. Notwithstanding anything in the Plan to the contrary, a Claimant must exhaust all administrative remedies available to such Claimant under the Plan other than optional arbitration described in Section 11.5 before such Claimant may seek judicial review pursuant to Section 502(a) of ERISA.

            11.5. Optional Arbitration.

            (a) Any controversy or claim arising out of or relating to a claim for benefits payable by the Plan may, at the option of the Claimant, be settled by binding arbitration in the state of New Jersey in accordance with the procedures of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one year of the date the final decision on the adverse benefit determination on review is issued. In this connection, the Committee shall make a copy of these rules available for inspection by any concerned person or his authorized representative during normal business hours.

            (b) The determination of the arbitrator shall be conclusive and binding on the Company and the Claimant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Company will bear all costs of arbitration, except that the arbitrator shall have the power to apportion among the parties other expenses such as pre-hearing discovery, travel costs, and attorneys’ fees.

     Section 12. Legal Construction.

            12.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

            12.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            12.3. Requirements of Law. The operation of the Plan and the payment of Severance Benefits hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals as may be required.

            12.4. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

            12.5. Special Compensation. Except as otherwise required by law or as specifically provided in any plan or program maintained by the Company, no payment under the Plan shall be included or taken into account in determining any benefit under any pension, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company.

            12.6. Incompetent Payee. If the Committee shall find that any individual to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then the payment due to him or her or to his or her estate (unless a prior claim thereof has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such individual, or any other individual deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment. Any such payment shall constitute a complete discharge of all liability of the Plan thereof.

            12.7. Plan Not an Employment Contract. This Plan is not, nor shall anything contained herein be deemed to give any Employee, Participant or other individual any right to be retained in his or her employer’s employ or to in any way limit or restrict his or her employer’s right or power to discharge any Employee or other individual at any time and to treat such Employee without any regard to the effect which such treatment might have upon him or her as a Participant of the Plan.